Exhibit 99.1

CINEMARK ANNOUNCES QUARTERLY CASH DIVIDEND

AND ADDITION TO BOARD OF DIRECTORS

Declares quarterly cash dividend of $0.09

Appoints Lawrence Burian to Board of Directors

PLANO, Texas, August 12, 2026 -- Cinemark Holdings, Inc. (“Cinemark”) (NYSE: CNK), one of the largest and most influential theatrical exhibition companies in the world, announced today that its Board of Directors has declared a quarterly cash dividend of $0.09 per share of common stock. The dividend will be paid on September 9, 2026, to stockholders of record on August 26, 2026.

Also announced today, Lawrence Burian has been elected as a Class II director of Cinemark Holdings, Inc. Board of Directors, effective immediately. With Mr. Burian’s appointment, the Board has expanded to 12 members as part of its ongoing succession planning efforts.

"We are pleased to welcome Lawrence to Cinemark's Board of Directors," said Carlos Sepulveda, Chairman of the Board. "His diverse leadership experience, strategic insight and governance expertise make him a valuable addition to the Board. As part of our ongoing commitment to thoughtful board refreshment and succession planning, we seek directors whose backgrounds complement the Company's long-term objectives, and Lawrence's experience across media, entertainment, capital markets and corporate development aligns well with those priorities."

Mr. Burian, 56, is a seasoned executive with more than three decades of leadership experience and a proven track record of driving growth and strategic transformation across global sports, media and entertainment organizations. He brings extensive expertise in operations, strategy, corporate governance, corporate development, mergers and acquisitions, legal affairs, capital markets and real estate. He currently serves as Chief Executive Officer and Board Director of PRG, a leading global provider of entertainment and live event technology solutions. Prior to that, he served as Chief Operating Officer of LIV Golf, where he oversaw a broad portfolio of business functions. During his tenure, he helped drive significant revenue growth, expand global media distribution, advance digital transformation initiatives and support the organization's international expansion.

Prior to LIV Golf, Mr. Burian founded LJB Ventures, LLC, an advisory firm serving private equity and venture capital-backed sports and entertainment growth-oriented companies. Earlier in his career, he held leadership positions across Madison Square Garden Sports, MSG Networks, MSG Entertainment and Cablevision Systems Corporation, and he began his career as an associate in the mergers and acquisitions practice at Davis Polk & Wardwell.

About Cinemark Holdings, Inc.:

Cinemark Holdings, Inc. (NYSE: CNK) provides extraordinary out-of-home entertainment experiences as one of the largest and most influential theatrical exhibition companies in the world. Based in Plano, Texas, Cinemark makes every day cinematic for moviegoers across nearly 500 theaters and more than 5,500 screens, operating in 42 states in the U.S. (301 theaters; 4,219 screens) and 13 South and Central American countries (194 theaters; 1,401 screens). Cinemark offers guests superior sight and sound technology, including Barco laser projection and Cinemark XD, the world’s No. 1 exhibitor-branded premium large format; industry-leading penetration of upscale amenities such as expanded food and beverage offerings, Luxury Lounger recliners and D-BOX motion seats; top-notch guest service; and award-winning loyalty programs such as Cinemark Movie Club. All of this creates an immersive environment for a shared, entertaining escape, underscoring that there is no place more cinematic than Cinemark. For more information go to https://ir.cinemark.com.

Investor Contact:

Chanda Brashears

cbrashears@cinemark.com

Media Contact:

Caitlin Piper

pr@cinemark.com

Forward-looking Statements

Certain matters within this press release include “forward–looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict. Such risks and uncertainties could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These forward-looking statements are based on information currently available as well as management’s assumptions and beliefs today. For a description of these factors, please review the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed February 18, 2026 and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by such risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.